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                                                                     EXHIBIT 8.1

                          [LETTERHEAD OF FOLEY LARDNER]

                                                          June 25, 2003


The Peoples Gas Light and Coke Company
130 East Randolph Drive
Chicago, IL  60601

     Re: $50,000,000 FIRST AND REFUNDING MORTGAGE 4.00% BONDS, SERIES MM-2

Ladies and Gentlemen:

          We have acted as tax counsel to The Peoples Gas Light and Coke Company (the "Company") in connection with the preparation of Amendment
No. 1 to its registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission on June 25, 2003 (the "Registration Statement"), relating to the registration and issuance of $50,000,000 of First and Refunding Mortgage 4.00% Bonds, Series MM-2, due March 1, 2010 (the "New Bonds"), in exchange for the outstanding $50,000,000 First and Refunding Mortgage 4.00 % Bonds, Series MM-1, due March 1, 2010, (the "Existing Bonds," and together with the New Bonds, the "Bonds"). (All terms used herein without definition shall have the meanings set forth in the Registration Statement.)

          In rendering the opinion expressed herein, we have examined (i) the Supplemental Indenture dated as of February 15, 2003, (ii) the Form of New Bonds, (iii) the Purchase Agreement dated February 19, 2003, between the Company and Banc One Capital Markets, Inc., as the initial purchaser of the Existing Bonds, (iv) the Registration Rights Agreement dated February 19, 2003, (v) the Registration Statement, and (vi) such other agreements, certificates, or documents as we have deemed necessary or appropriate for purposes of this opinion (collectively, the "Transaction Documents"). As to certain factual matters, we have relied solely upon and assumed the accuracy, completeness, and genuineness of, certificates or statements of representatives of the company.

          In our examination of the Transaction Documents, we have assumed, with your consent, that all Transaction Documents submitted to us as photocopies, by telecopy, or by e-mail faithfully reproduce the originals thereof; that the originals are authentic; that all such Transaction Documents submitted to us have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to us; that each executed Transaction Document will constitute the legal, valid,

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[FOLEY LARDNER LOGO]

The Peoples Gas Light and Coke Company
June 25, 2003
Page 2

binding, and enforceable agreement of the signatory parties; that all representations and statements set forth in the Transaction Documents are and will remain true, accurate, and complete in all material respects; and that all obligations imposed on, or covenants agreed to by, the parties pursuant to any of the Transaction Documents have been or will be performed or satisfied in accordance with their terms in all material respects.

          Based on the foregoing, the statements contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" constitute our opinion with respect to the matters discussed therein.

          The opinions above are based upon the provisions of the Code, final and proposed Treasury regulations under the Code, and administrative rulings and judicial decisions as of the date of this opinion. Such authorities may be repealed, revoked or modified at any time, with either forward looking or retroactive effect, which could result in United States federal income tax consequences that are different from those discussed in the Registration Statement. Furthermore, our opinions represent our legal judgment, have no official status of any kind, and are not binding upon the Internal Revenue Service or any court.

          We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                      Very truly yours,

                                      FOLEY & LARDNER


                                      By /S/ JOHN B. PALMER
                                         ---------------------------------------
                                         John B. Palmer, III, a Partner

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